Exhibit 5.1

[Letterhead of White & Case LLP]

December 14, 2011

Newmont Mining Corporation
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111

Re:          Newmont Mining Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Newmont Mining Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 4,915,685 shares of the Company’s common stock, par value $1.60 per share, which shares (the “Company Shares”) may be issued from time to time pursuant to Rule 415 under the Act upon the redemption, retraction or purchase of the exchangeable shares (the “Exchangeable Shares”) of Newmont Mining Corporation of Canada Limited (formerly Newmont NE Holdings Limited) (“New NMCCL”), or upon the liquidation, dissolution or winding up of New NMCCL, as described in the Registration Statement.

In furnishing this opinion, we have examined and relied upon (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, (iii) certain resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Company Shares, (iv) the Arrangement Agreement dated as of October 31, 2011, among the Company, New NMCCL and their affiliates parties thereto, including the Plan of Arrangement and Exchangeable Share Provisions attached as exhibits thereto (the “Arrangement Agreement”), the form of  Exchange and Voting Trust Agreement, to be entered into on or about December 15, 2011 by the Company, New NMCCL and Computershare Trust Company of Canada (the “Trust Agreement”), and the form of Support Agreement to be entered into on or about December 15, 2011 by the Company, New NMCCL and Newmont Holdings ULC (the “Support Agreement” and together with the Arrangement Agreement and the Trust Agreement, the “Exchangeable Share Documents”), each as included as an exhibit to the Registration Statement, and (v) such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Newmont Mining Corporation

December 14, 2011

As to any facts material to our opinion expressed below, we have relied upon the representations and warranties in the records, documents, certificates and instruments we have reviewed. In rendering the opinion expressed below, we have assumed without independent investigation: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies; and (ii) the correctness and completeness of all documents and certificates of all public officials.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Company Shares to be issued by the Company to the holders of Exchangeable Shares have been duly authorized and when issued and delivered in accordance with the terms and conditions of the Exchangeable Share Documents, will be legally issued, fully paid and nonassessable.

We do not express or purport to express any opinion with respect to laws other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal securities laws of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  White & Case LLP

White & Case LLP

LS:DJ:BS

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